UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2017

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On July 10, 2017, the Board of Directors of ITC Holdings, Corp. (the "Company") appointed Gretchen L. Holloway as the Company’s Senior Vice President and Chief Financial Officer, effective immediately. Ms. Holloway, age 42, had served as the Company’s Vice President, Interim Chief Financial Officer and Treasurer since October 2016. Ms. Holloway has served in a variety of financial positions since joining the Company in 2004, including Vice President and Treasurer, a position in which she served from May 2016 to October 2016. Ms. Holloway served from November 2015 until May 2016 as Vice President, Finance and Treasurer of the Company. As Treasurer, she was responsible for all treasury and corporate planning activities including cash management and as the Company’s liaison with the investment banking community and rating agencies. Ms. Holloway served from February 2015 to November 2015 as Vice President, Finance of the Company, where she was responsible for corporate finance activities including oversight of the budget and forecast processes and other financial analysis. Prior to her role as Vice President, Finance of the Company, Ms. Holloway served from June 2010 until February 2015 as Director, Special Projects & Investor Relations of the Company, where she was responsible for supporting the sourcing, evaluation and execution of mergers and acquisitions and implementing investor relations strategies and objectives. Prior to joining the Company, Ms. Holloway held various finance positions at CMS Energy for five years and before that, served as a financial consultant at Arthur Andersen for three years.

In connection with her appointment, she received an increase in base salary to $350,000, an increase in annual cash incentive to 100%/200% of base salary and an increase in annual Omnibus Plan award to 175% of base salary at target.

Amendment to 2017 Omnibus Plan

Also on July 10, 2017, the Board of Directors of the Company approved amendments (the "Amendments") to the 2017 Omnibus Plan (as amended, the "Omnibus Plan") for the Company’s executives, including the "Named Executive Officers" from the most recent Annual Report on Form 10-K. Among other modifications, the Amendments (i) provide that the Company will pay dividends on accrued dividend equivalents and (ii) clarify that participant consent is not required for an amendment, suspension or termination of rights accrued under the Omnibus Plan if such amendment, suspension or termination is not adverse to the participants.

The foregoing summary does not purport to be a complete description of the terms of the Amendments and is qualified in its entirety by reference to the full text of the amended Omnibus Plan, a copy of which will be filed by the Company with its next Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

July 13, 2017	By:	/s/ Christine Mason Soneral

Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel